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                                                                EXHIBIT NO. (5)










                      OPINION OF GENERAL COUNSEL RE: LEGALITY










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                        GLENBROOK LIFE AND ANNUITY COMPANY
                           LAW AND REGULATION DEPARTMENT
                                 3100 Sanders Road
                            Northbrook, Illinois  60062
                          Direct Dial Number 708.402.2400
                              Facsimile 708.402.4371

Michael J. Velotta                                      Please direct reply to:
Vice President, Secretary                                  Post Office Box 3005
  and General Counsel                          Northbrook, Illinois  60065-3005

                                      July 25, 1995


TO:      GLENBROOK LIFE AND ANNUITY COMPANY
         NORTHBROOK, ILLINOIS  60062

FROM:    MICHAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      FORM S-1 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933
         FILE NO. 33-


   With reference to the Registration Statement on Form S-1 filed by Glenbrook Life and Annuity Company with the Securities and Exchange Commission covering Flexible Premium Deferred Annuity Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

   1. Glenbrook Life and Annuity Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of Illinois.

   2. The Contracts covered by the above Registration Statement have been or will be approved and authorized by the Director of Insurance of the State of Illinois and when issued will be valid, legal and binding obligations of Glenbrook Life and Annuity Company.

   I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                      Sincerely,



                                      Michael J. Velotta
                                      Vice President, Secretary
                                        and General Counsel